-1-
    As filed with the Securities and Exchange Commission on February 6, 2000.

                                                Registration No. 333-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  _____________

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                HESKA CORPORATION
             (Exact name of registrant as specified in its charter)

                     Delaware                    77-0192527
                  (State or other             (I.R.S. Employer
                  jurisdiction of
                 incorporation or            Identification No.)
                   organization)

               1613 Prospect Parkway
                 Fort Collins, CO                   80525
               (Address of Principal             (Zip Code)
                Executive Offices)

                 1997 STOCK INCENTIVE PLAN OF HESKA CORPORATION
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                ROBERT B. GRIEVE
                    Chairman and Chief Executive Officer
                                Heska Corporation
                           1613 Prospect Parkway Drive
                             Fort Collins, CO 80525
                                 (970) 493-7272
--------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent of service)

                         CALCULATION OF REGISTRATION FEE
                                   Proposed        Proposed
   Title of                        maximum          maximum
  securities        Amount         offering        aggregate       Amount of
    to be           to be           price          offering      registration
  registered    registered(1)    per share(2)      price(1)           fee
 Common Stock     1,500,000         $1.25        $1,875,000         $468.75

(1)  Calculated pursuant to General Instruction E on Form S-8.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on February 5, 2001.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933
================================================================================
                        INFORMATION REQUIRED PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8


General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Forms S-8 relating to the same employee benefit plan are effective.

     The Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on August 21, 1997, File No. 333-34111, February 27, 1998, File No. 333-47124, February 11, 1999, File No. 333-72155 and May 31,
2000, File No. 333-38138 are hereby incorporated by reference.

Incorporation of Documents by Reference

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) The Registrant's latest Annual Report on Form 10-K (File No. 0-22427) for the fiscal year ended December 31, 1999 which contains the balance sheets of the Registrant as of December 31, 1998 and 1999 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, 1998 and 1999, together with the report thereon of Arthur Andersen LLP, independent public accountants.

     (2) The Registrant's Quarterly Reports on Form 10-Q (File No. 0-22427) for the quarters ended March 31, 2000; June 30, 2000 and September 30, 2000.

     (3) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-22427), filed on April 24, 1997.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Exhibits

Exhibit
Number      Exhibit
----------- ---------

   5.1 Opinion regarding legality of securities to be offered.

  23.1      Consent of Independent Public Accountants.

  23.2      Consent  of  Wilson  Sonsini Goodrich  &  Rosati
            (included in Exhibit 5.1).
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, Colorado, on February 6, 2001

                                             HESKA CORPORATION



                                             By /s/Robert B. Grieve
                                             -----------------------
                                             Robert B. Grieve
                                             Chairman and
                                             Chief Executive Officer
                                             (Principal Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Robert B. Grieve, Ronald L. Hendrick and A. Lynn DeGeorge, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 Name                          Title                       Date
 /s/ Robert B. Grieve          Chairman and Chief          February 6, 2001
 ----------------------        Executive Officer
 Robert B. Grieve              (Principal Executive
                               Officer) and Director
 /s/ Ronald L. Hendrick        Chief Financial Officer     February 6, 2001
 -----------------------       (Principal Financial and
 Ronald L. Hendrick            Accounting Officer)
 /s/ William A. Aylesworth     Director                    February 6, 2001
 -------------------------
 William A. Aylesworth
 /s/ A. Barr Dolan             Director                    February 6, 2001
 -------------------------
 A. Barr Dolan
 /s/ Lyle A. Hohnke            Director                    February 6, 2001
 -------------------------
 Lyle A. Hohnke
 /s/ Edith W. Martin           Director                    February 6, 2001
 -------------------------
 Edith W. Martin
 /s/ Fred M. Schwarzer         Director                    February 6, 2001
 -------------------------
 Fred M. Schwarzer
 /s/ Lynnor B. Stevenson       Director                    February 6, 2001
 -------------------------
 Lynnor B. Stevenson, Ph.D.
 /s/ John F. Sasen, Sr.        Director                    February 6, 2001
 -------------------------
 John F. Sasen, Sr.
                                INDEX TO EXHIBITS


Exhibit
Number      Exhibit
----------- ---------

   5.1 Opinion regarding legality of securities to be offered.

  23.1      Consent of Independent Public Accountants.

  23.2      Consent  of  Wilson  Sonsini Goodrich  &  Rosati
            (included in Exhibit 5.1).